Exhibit 10-6
RESTRICTED STOCK AWARD AGREEMENT
Pursuant to the
LEXINGTON PRECISION CORPORATION
2005 STOCK AWARD PLAN
Name of Participant: Elizabeth H. Ruml
Date of Grant: October 9, 2007
Number of Shares: 10,000
Value of each Share on Date of Grant: $.70
          This RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of October 9, 2007, is made between Lexington Precision Corporation, a Delaware corporation (the “Company”) and the above-named individual (the “Participant”) to record the granting of Restricted Stock on October 9, 2007 (the “Date of Grant”) to the Participant pursuant to the Lexington Precision Corporation 2005 Stock Award Plan (the “Plan”).
          The Company and the Participant hereby agree as follows:
          1. Grant of Shares. The Company hereby grants to the Participant, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement, 10,000 shares of the Company’s Common Stock, par value $0.25 per share (the “Common Stock”). The grant of shares of Common Stock to the Participant, evidenced by this Agreement, is an award of Restricted Stock (as defined in the Plan) and such shares of Restricted Stock are referred to herein as the “Shares”.
          2. Vesting of Shares. Ownership of the Shares shall vest pursuant to the following vesting schedule, provided, in each case, any additional conditions and performance goals set forth in Schedule I have been satisfied and the Participant is still serving as a director of the Company:

Anniversary of Date of Grant	Shares Vested
October 9, 2008	2,000

October 9, 2009	2,000

October 9, 2010	2,000

October 9, 2011	2,000

October 9, 2012	2,000

     The foregoing vesting schedule notwithstanding, if (i) the service of the Participant as a director of the Company terminates by reason of the Participant’s Disability or death or (ii) there shall occur (x) a Change in Control, (y) a merger or consolidation of the Company with or into another corporation or other entity as a result of which persons and entities who, immediately prior to the consummation thereof, beneficially owned a majority of the voting stock of the corporation no longer beneficially own such a majority immediately following the consummation thereof, or (z) a sale of all or substantially all of the assets of the Company in a single transaction or series of related transactions or (iii) persons who were directors of the Company on the date hereof cease to constitute at least a majority of the members of the Company’s Board of Directors (provided that, for purposes of this clause (iii) any person who becomes a member of the Company’s Board of Directors after the date hereof whose election, appointment or nomination for election or appointment thereto was approved by the vote of at least a majority of the then incumbent Board of Directors shall be considered a member of the Board of Directors on the date hereof), all Shares or portions thereof not yet vested shall become immediately vested.
          3. Forfeiture. If the Shares have not vested in accordance with the vesting criteria set forth in Section 2 and the Participant’s service as a director of the Company terminates for any reason, the Shares (and any dividends or other distributions related to such Shares) shall be forfeited to the Company.
          4. Legend. Each share certificate representing the Shares shall bear a legend indicating that such Shares are “Restricted Stock” and are subject to the provisions of this Agreement and the Plan.
          5. General Restrictions on Issuance of Stock Certificates. The Company shall not be required to deliver any certificate representing the Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to ensure compliance with any law or any rules of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests granted thereunder.
          6. Rights as Shareholder. Except for the dividend and distribution restrictions described below, and the transfer and other restrictions set forth elsewhere in this Agreement and in the Plan, the Participant, as record holder of the Shares, shall possess all the rights of a holder of the Company’s Common Stock, including voting, dividend and other distribution rights, provided, however, that prior to vesting the certificates representing the Shares, as well as any dividends or other distributions with respect to such Shares, shall be held by the Company for the benefit of the Participant. Any distributions with respect to the Shares in the form of capital stock shall be treated as Restricted Stock in the same manner as the Shares. If any Shares do not vest and are forfeited to the Company, then any capital stock distributed with respect to such Shares, as well as any other dividends or other distributions with respect to such Shares, shall also be forfeited to the Company. Upon forfeiture of any Shares, the Participant agrees to deliver promptly to the Company certificates representing such Shares together with a stock power executed in blank covering such Shares (and covering any capital stock distributed with respect to such Shares). The stock power with respect to any forfeited Shares shall be completed in the name of the Company by an officer of the Company and the forfeited Shares shall be returned to treasury.
          7. Transferability — Restricted Share Certificates. The Shares may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until they become vested in accordance with Section 2 of this Agreement and then only to the extent permitted under this Agreement and applicable securities laws. Prior to vesting, all rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available, during such Participant’s lifetime, only to such Participant.
          8. No Service Rights. Neither the Plan nor this award shall confer upon the Participant any right with respect to continuance of service as a director of the Company nor shall they interfere in any way with the right of the Company to terminate the Participant’s service as a director in accordance with the Company’s certificate of incorporation or by-laws.
          9. Section 83(b) Election. The Participant may elect, within 30 days of the Date of Grant pursuant to Section 83(b) of the Internal Revenue Code, to include in his or her gross income the fair market value of the Shares covered by this Agreement in the taxable year of grant. The election must be made by filing the appropriate notice with the Internal Revenue Service within 30 days of the Date of Grant. If the Participant makes this election, the Participant shall promptly notify the Company by submitting to the Company a copy of the election notice filed with the Internal Revenue Service.
          10. Adjustment of Shares. As provided by the Plan, in the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of Shares, or any similar change affecting the Common Stock, the Shares shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participant.
          11. Coordination with Plan. Terms used herein that are defined in the Plan shall have the meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.
          12. Notices. All notices to the Company shall be in writing and sent to the Company’s Secretary at the Company’s offices, Lexington Precision Corporation, 800 Third Avenue, New York, NY 10022 or to such other person and/or address as the Company may provide by notice to Participant. Notices to the Participant shall be addressed to the Participant at the Participant’s address as it appears on the Company’s records.

     IN WITNESS WHEREOF, the Company and the Participant have caused this Restricted Stock Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the Date of Grant may differ from the date of signature.

Dated: October 9, 2007	LEXINGTON PRECISION CORPORATION
	By:	/s/ Michael A. Lubin
		Name:	Michael A. Lubin
		Title:	Chairman of the Board

Dated: October 22, 2007	PARTICIPANT

	By:	/s/ Elizabeth H. Ruml

Name: Elizabeth H. Ruml

SCHEDULE I VESTING CONDITIONS AND PERFORMANCE GOALS
-None-